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                                                                    EXHIBIT 23.7





                        CONSENT OF CERTIFIED APPRAISER




      As an independent certified appraiser, I hereby consent to the incorporation by reference in this registration statement of our reports dated May 25, 1997 and October 31, 1997 included in American Community Properties Trust's Form S-4, Registration No. 33-_____, and to all references to "James B. Hooper, P.A." included in this registration statement.


JAMES B. HOOPER, P.A.


/s/ James B. Hooper
___________________
James B. Hooper


June 25, 1998